Exhibit 32.2

Certification of CFO Furnished Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of NetLogic Microsystems, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof, I, Donald Witmer, Chief Financial Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

(i) the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2006 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DONALD WITMER
Donald Witmer Vice President—Finance and Chief Financial Officer August 9, 2006

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities